                                                                       EXHIBIT 2





                                     BYLAWS

                                       OF

                             AIM INVESTMENT FUNDS,
                           A DELAWARE BUSINESS TRUST

                         ADOPTED EFFECTIVE MAY 7, 1998

                               TABLE OF CONTENTS

ARTICLE I OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Section 1.  Registered Office.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Section 2.  Other Offices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II TRUSTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Section 1. Number.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Section 2.  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Section 3.  Vacancy.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 4.  Delegation of Power.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 5.  Inability to Serve Full Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 6.  Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 7.  Meetings of the Trustees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 8.  Regular Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 9.  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 10.  Action Without Meeting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 11.  Designation, Powers, and Name of Committees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 12.  Minutes of Committee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 13.  Compensation of Trustees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE III OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 1.  Executive Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 2.  Term of Office. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 3.  President.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 4.  Chairman of the Board.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 5.  Other Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 6.  Secretary.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 7.  Treasurer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 8.  Surety Bond.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE IV MEETINGS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 1.  Purpose.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 2.  Nominations of Trustees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section 3.  Election of Trustees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section 4.  Notice of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section 5.  Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section 6.  Notice of Special Meeting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section 7.  Conduct of Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section 8.  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 9.  Organization of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 10.  Voting Standard. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 11.  Voting Procedure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 12.  Action Without Meeting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE V NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 1.  Methods of Giving Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 2.  Written Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE VI CERTIFICATES OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 1.  Issuance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 2.  Countersignature. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 3.  Lost Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 4.  Transfer of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 5.  Fixing Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 6.  Registered Shareholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE VII GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 1.  Dividends and Distributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 2.  Redemptions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 3.  Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 4.  Advance Payments of Indemnifiable Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 5.  Seal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 6.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 7.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE VIII AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 1.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                     BYLAWS

                                       OF

                             AIM INVESTMENT FUNDS,
                           A DELAWARE BUSINESS TRUST

               Capitalized terms not specifically defined herein
            shall have the meanings ascribed to them in the Trust's
               Agreement and Declaration of Trust ("Agreement").


                                   ARTICLE I

                                    OFFICES

         Section 1.  Registered Office.   The registered office of AIM
Investment Portfolios (the "Trust") shall be in the County of New Castle, State of Delaware.

         Section 2. Other Offices. The Trust may also have offices at such other places both within and without the State of Delaware as the Trustees may from time to time determine or the business of the Trust may require.

                                   ARTICLE II

                                    TRUSTEES

         Section 1. Number. The number of Trustees shall initially be five, and thereafter shall be such number as shall be fixed from time to time by resolution of the Board of Trustees; provided, however, that the number of Trustees shall in no event be less than two nor more than twelve.

         Section 2. Term. The Trustees shall hold office during the lifetime of the Trust, except (a) that any Trustee may resign his trusteeship or may retire by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) that a Trustee may be removed at any meeting of the shareholders of the Trust.

         Section 3. Vacancy. In case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certification of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than two Trustees. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

         An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee appointed pursuant to Sections 2 and 3 of Article II of these Bylaws, or elected pursuant to Section 3 of Article IV, and the Agreement shall have accepted this appointment in writing and agreed in writing to be bound by the terms of the Trust Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

         Section 4. Delegation of Power. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

         Section 5. Inability to Serve Full Term. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of the Agreement.

         Section 6. Powers. The Trustees shall have exclusive and absolute control over the trust property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the trust property and business in their own right, but with such powers of delegation as may be permitted by the Agreement. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of these Bylaws and the Agreement, the presumption shall be in favor of a grant of power to the Trustees.

         Section 7. Meetings of the Trustees. The Trustees of the Trust may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 8. Regular Meetings. Regular meetings of the Board of Trustees shall be held each year, at such time and place as the Board of Trustees may determine.

         Section 9. Notice of Meetings.Notice of the time, date, and place of all meetings of the Trustees shall be given to each Trustee by telephone, facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or in person at another meeting of the Trustees or by written notice mailed to his or her home or business address at least seventy-two hours in advance of the meeting.

         Section 10. Quorum. At all meetings of the Trustees, a majority of the Trustees then in office (but in no event less than two Trustees) shall constitute a quorum for the transaction of business and the act of a majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board of Trustees, except as may be otherwise specifically provided by applicable law or by the Agreement or these Bylaws. If a quorum shall not be present at any meeting of the Board of Trustees, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 11. Action Without Meeting. Unless otherwise restricted by the Agreement or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting by unanimous written consent of the Trustees or committee members (or by written consent of a majority of the Trustees if the President of the Trust determines that such exceptional circumstances exist, and are of such urgency, as to make unanimous written consent impossible or impractical, which determination shall be conclusive and binding on all Trustees and not otherwise subject to challenge) and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 12. Designation, Powers, and Name of Committees. The Board of Trustees may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Trustees of the Trust. The Board may designate one or more Trustee as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Each committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Trustees in the management of the business and affairs of the Trust; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Trustees.

         Section 13. Minutes of Committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Trustees when required.

         Section 14. Compensation of Trustees. The Trustees as such shall be entitled to reasonable compensation for their services as determined from time to time by the Board of Trustees. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

                                  ARTICLE III

                                    OFFICERS

         Section 1. Executive Officers. The initial executive officers of the Trust shall be elected by the Board of Trustees as soon as practicable after the organization of the Trust. The executive officers may include a Chairman of the Board, and shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Trustees), a Secretary and a Treasurer. The Chairman of the Board, if any, shall be selected from among the Trustees. The Board of Trustees may also in its discretion appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board may determine. The Board of Trustees may fill any vacancy which may occur in any office. Any two offices, except for those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Trust in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.

         Section 2. Term of Office. Unless otherwise specifically determined by the Board of Trustees, the officers shall serve at the pleasure of the Board of Trustees. If the Board of Trustees in its judgment finds that the best interests of the Trust will be served, the Board of Trustees may remove any officer of the Trust at any time with or without cause. The Trustees may delegate this power to the President with respect to any other officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 3. President. The President shall be the chief executive officer of the Trust and, subject to the Board of Trustees, shall generally manage the business and affairs of the Trust. If there is no Chairman of the Board, or if the Chairman of the Board has been appointed but is absent, the President shall, if present, preside at all meetings of the shareholders and the Board of Trustees.

         Section 4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the shareholders and the Board of Trustees, if the Chairman of the Board is present. The Chairman of the Board shall have such other powers and duties as shall be determined by the Board of Trustees, and shall undertake such other assignments as may be requested by the President.

         Section 5. Other Officers. The Chairman of the Board or one or more Vice Presidents shall have and exercise such powers and duties of the President in the absence or inability to act of the President, as may be assigned to them, respectively, by the Board of Trustees or, to the extent not so assigned, by the President. In the absence or inability to act of the President, the powers and duties of the President not otherwise assigned by the Board of Trustees or the President shall devolve upon the Chairman of the Board, or in the Chairman's absence, the Vice Presidents in the order of their election.

         Section 6. Secretary. The Secretary shall (a) have custody of the seal of the Trust; (b) attend meetings of the shareholders, the Board of Trustees, and any committees of Trustees and keep the minutes of such meetings of shareholders, Board of Trustees and any committees thereof; and (c) issue all notices of the Trust. The Secretary shall have charge of the shareholder records and such other books and papers as the Board may direct, and shall perform such other duties as may be incidental to the office or which are assigned by the Board of Trustees. The Secretary shall also keep or cause to be kept a shareholder book, which may be maintained by means of computer systems, containing the names, alphabetically arranged, of all persons who are shareholders of the Trust, showing their places of residence, the number and class or series of any class of shares of beneficial interest held by them, respectively, and the dates when they became the record owners thereof, and such book shall be open for inspection as prescribed by the laws of the State of Delaware.

         Section 7. Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Trust and shall deposit the same in the name of the Trust in such bank or banks or other depositories, subject to withdrawal in such manner as these Bylaws or the Board of Trustees may determine. The Treasurer shall, if required by the Board of Trustees, give such bond for the faithful discharge of duties in such form as the Board of Trustees may require.

         Section 8. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended ("1940 Act") and the rules and regulations of the Securities and Exchange Commission ("Commission") to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds, or securities that may come into his or her hands.

                                   ARTICLE IV

                            MEETINGS OF SHAREHOLDERS

         Section 1. Purpose. All meetings of the shareholders for the election of Trustees shall be held at such place as may be fixed from time to time by the Trustees, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Trustees and stated in the notice indicating that a meeting has been called for such purpose. Meetings of shareholders may be held for any purpose determined by the Trustees and may be held at such time and place, within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. At all meetings of the shareholders, every shareholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by written proxy signed by the shareholder or by his duly authorized attorney in fact. A shareholder may duly authorize such attorney in fact through written, electronic, telephonic, computerized, facsimile, telecommunication, telex or oral communication or by any other form of communication. Unless a proxy provides otherwise, such proxy is not valid more than eleven months after its date. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

         Section 2. Nominations of Trustees. Nominations of individuals for election to the Board of Trustees shall be made by the Board of Trustees or a nominating committee of the Board of Trustees, if one has been established (the "Nominating Committee"). Any shareholder of the Trust may submit names of individuals to be considered by the Nominating Committee or the Board of Trustees, as applicable, provided, however, (i) that such person was a shareholder of record at the time of submission of such names and is entitled to vote at the meeting, and (ii) that the Nominating Committee or the Board of Trustees, as applicable, shall make the final determination of persons to be nominated.

         Section 3. Election of Trustees. All meetings of shareholders for the purpose of electing Trustees shall be held on such date and at such time as shall be designated from time to time by the Trustees and stated in the notice of the meeting, at which the shareholders shall elect by a plurality vote any number of Trustees as the notice for such meeting shall state are to be elected, and transact such other business as may properly be brought before the meeting in accordance with Section 1 of this Article IV.

         Section 4. Notice of Meetings. Written notice of any meeting stating the place, date, and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten days before the date of the meeting in accordance with Article V hereof.

         Section 5. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Agreement, may be called by any Trustee; provided, however, that the Trustees shall promptly call a meeting of the shareholders solely for the purpose of removing one or more Trustees, when requested in writing so to do by the record holders of not less than ten percent of the outstanding shares of the Trust.

         Section 6. Notice of Special Meeting. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose of purposes for which the meeting is called, shall be given not less than ten days before the date of the meeting, to each shareholder entitled to vote at such meeting.

         Section 7. Conduct of Special Meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

         Section 8. Quorum. The holders of one-third of the shares of beneficial interests that are issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by applicable law or by the Agreement. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the vote of the holders of a majority of shares cast shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 9.  Organization of Meetings.

         (a) The Chairman of the Board of Trustees shall preside at each meeting of shareholders. In the absence of the Chairman of the Board, the meeting shall be chaired by the President, or if the President shall not be present, by a Vice President. In the absence of all such officers, the meeting shall be chaired by a person elected for such purpose at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person, then the meeting shall elect a secretary for the meeting.

         (b) The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Board of Trustees or the chairman of the meeting determines that meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 10. Voting Standard. When a quorum is present at any meeting, the vote of the holders of a majority of the shares cast shall decide any question brought before such meeting, unless the question is one on which, by express provision of applicable law, the Agreement, these Bylaws, or applicable contract, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 11. Voting Procedure. Each whole share shall be entitled to one vote, and each fractional share shall be entitled to a proportionate fractional vote. On any matter submitted to a





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
vote of the shareholders, all shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the shareholders of such Portfolios (or Classes) shall be entitled to vote thereon.

         Section 12. Action Without Meeting. Unless otherwise provided in the Agreement or applicable law, any action required to be taken at any meeting of shareholders of the Trust, or any action which may be taken at any meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                   ARTICLE V

                                    NOTICES

         Section 1. Methods of Giving Notice. Whenever, under the provisions of applicable law or of the Agreement or of these Bylaws, notice is required to be given to any Trustee or shareholder, it shall not, unless otherwise provided herein, be construed to mean personal notice, but such notice may be given orally in person, or by telephone (promptly confirmed in writing) or in writing, by mail addressed to such Trustee or shareholder, at his address as it appears on the records of the Trust, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Trustees or members of a committee may also be given by telex, telegram, telecopier or via overnight courier. If sent by telex or telecopier, notice to a Trustee or member of a committee shall be deemed to be given upon transmittal; if sent by telegram, notice to a Trustee or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company, and if sent via overnight courier, notice to a Trustee or member of a committee shall be deemed to be given when delivered against a receipt therefor.

         Section 2. Written Waiver. Whenever any notice is required to be given under the provisions of applicable law or of the Agreement or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                             CERTIFICATES OF SHARES

         Section 1. Issuance. Upon request, every holder of shares in the Trust shall be entitled to have a certificate, signed by, or in the name of the Trust by, a Trustee, certifying the number of shares owned by him in the Trust.





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
         Section 2.  Countersignature.  Where a certificate is countersigned
(1) by a transfer agent other than the Trust or its employee, or, (2) by a registrar other than the Trust or its employee, the signature of the Trustee may be a facsimile.

         Section 3. Lost Certificates. The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates therefore issued by the Trust alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Trust a bond in such sum as it may direct as indemnity against any claim that may be made against the Trust with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Transfer of Shares. The Trustees shall make such rules as they consider appropriate for the transfer of shares and similar matters. To the extent certificates are issued in accordance with Section 1 of this Article VI, upon surrender to the Trust or the transfer agent of the Trust of such certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Trust to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. Fixing Record Date. In order that the Trustees may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of beneficial interests or for the purpose of any other lawful action, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than ninety nor less than ten days before the date of such meeting, nor more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees for action by shareholder consent in writing without a meeting, nor more than ninety days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting.

         Section 6. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice hereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Dividends and Other Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains or capital. The amount of such dividends or other distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

         Section 2. Redemptions. Any holder of record of shares of a particular Portfolio, or Class thereof, shall have the right to require the Trust to redeem his shares, or any portion thereof, subject to the terms and conditions set forth in the registration statement in effect from time to time. The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining shareholders of the Portfolio or Class thereof for which the shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any Person in transferring securities selected for delivery as all or part of any payment in kind.

         The Trustees may, at their option, and at any time, have the right to redeem shares of any shareholder of a particular Portfolio or Class thereof in accordance with Section 2 of this Article VII. The Trustees may refuse to transfer or issue shares to any person to the extent that the same is necessary to comply with applicable law or advisable to further the purposes for which the Trust is formed.

         If, at any time when a request for transfer or redemption of Shares of any Portfolio is received by the Trust or its agent, the value of the shares of such Portfolio in a Shareholder's account is less than Five Hundred Dollars ($500.00), after giving effect to such transfer or redemption, the Trust may, at any time following such transfer or redemption and upon giving thirty (30) days' notice to the Shareholder, cause the remaining Shares of such Portfolio in such Shareholder's account to be redeemed at net asset value in accordance with such procedures set forth above.

         Section 3.  Indemnification.    Every person who is, or has been, a
Trustee or officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by the Delaware Business Trust Act, these Bylaws and other applicable law.

         Section 4. Advance Payments of Indemnifiable Expenses. To the maximum extent permitted by the Delaware Act and other applicable law, the Trust or applicable Portfolio may advance to a Covered Person, in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding, expenses for which the Covered Person would ultimately be entitled to indemnification; provided that the Trust or applicable Portfolio has received an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Portfolio if it is ultimately determined that he is not entitled to indemnification for such expenses, and further provided that (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments, or
(iii) either a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust nor parties to the matter, or independent legal counsel in a written opinion shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification for such expenses.

         Section 5. Seal. The business seal shall have inscribed thereon the name of the business trust, the year of its organization and the word "Business Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. Any officer or Trustee of the Trust shall have authority to affix the corporate seal of the Trust to any document requiring the same.

         Section 6. Severability. The provisions of these Bylaws are severable. If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code, or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination.
If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

         Section 7. Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. Amendments. These Bylaws may be altered or repealed at any regular or special meeting of the Board of Trustees without prior notice. These Bylaws may also be altered or repealed at any special meeting of the shareholders, but only if the Board of Trustees resolves to put a proposed alteration or repealer to the vote of the shareholders and notice of such alteration or repealer is contained in a notice of the special meeting being held for such purpose.





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